FIRST CAPITAL
Prompt·Professional·Reliable
First Capital Western Region
700 S. Flower St., Suite 2325
Los Angeles, CA 90017
(213) 412-1540-Phone
(213) 412-1542-Fax

January 5, 2009

<u>VIA FACSIMILE TRANSMISSION AND U.S. MAIL</u>

Reed's, Inc.
13000 South Spring Street
Los Angeles, California 90061
Attn: Christopher J. Reed

Re: Reed's Inc. ("Borrower");
<u>First Capital Western Region, LLC ("Lender")</u>

Dear Mr. Reed:

Reference is hereby made to that certain Loan and Security Agreement, dated May 30, 2008, between Borrower and Lender (the "Loan Agreement"). Terms defined in the Loan Agreement shall have the same definition when used in this letter unless specifically defined herein.

Lender hereby waives the requirement that Borrower be in compliance with (i) the fixed charge coverage ratio for the period ending October 31, 2008, (see <u>Item 21(a) of the Schedule</u>), and (ii) the minimum Tangible Net Worth as of October 31, 2008 (see <u>Item 21(b) of the Schedule</u>). These waivers are one-time waivers and shall not apply to any future compliance periods. Lender hereby agrees to extend the due date for financial statements due by no later than December 30, 2008 (see <u>Section 9(a)</u> of the Loan Agreement), to January 15, 2009. This extension of time to deliver financial statements is a one-time extension of the due date for the delivery of financial statements and shall not constitute an extension of the due date for the delivery of any other financial statements.

In consideration of Lender's agreement to the compliance waivers for the financial covenants as of October 31, 2008, and the extension of the due date for financial statements due on December 30, 2008, Borrower agrees to pay to Lender a non-refundable, full earned fee in the amount of $750 (the "Waiver Fee"). The Wavier Fee shall be due and payable concurrent with the execution of this letter by Borrower. Borrower hereby authorizes Lender to charge Borrower's loan account for the full amount of the Waiver Fee.

Please confirm your agreement with the terms of this letter by executing the enclosed copy of this letter and returning the executed copy to the undersigned.

Sincerely,

FIRST CAPITAL WESTERN REGION, LLC

John Neher
Vice President

Agreed and accepted as of
January 5, 2009

REED'S INC.

By: ______________________
Name: Chris Reed
Title: CEO